UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2014

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2014, we entered into an agreement with H.C. Wainwright & Co., LLC (“HCW”), whereby H.C. Wainwright & Co., LLC agreed to act as our exclusive agent to facilitate the exercise of the outstanding warrants on a reasonable best efforts basis. We agreed to pay HCW a transaction fee equal to 10% of the aggregate gross proceeds received by us in connection with the exercise of the warrants. In addition, we agreed to reimburse HCW $10,000 for its legal fees and expenses, provided that no reimbursement will be payable by us to HCW if the exercise of the warrants results in gross proceeds to us of less than $500,000.

On August 20, 2014, we entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with certain holders (the “Holders”) of our outstanding common stock purchase warrants (the “Existing Warrants”), whereby we agreed to reduce the exercise price of the Existing Warrants to $0.10 per share in consideration for the immediate exercise of the Existing Warrants by the Holders and the Holders are to be issued new common stock purchase warrants of our company (the “New Warrants”) in the form of the Existing Warrants to purchase up to a number of shares of our common stock equal to the number of Existing Warrants exercised by the Holders, provided that the exercise price of the New Warrants will be $0.125 per share, subject to adjustment in the New Warrants.

On August 21, 2014, pursuant to the Warrant Amendment Agreement, we issued an aggregate of 9,829,455 shares of our common stock upon exercise of the Existing Warrants at an exercise price of $0.10 per share for aggregate gross proceeds of $982,945.50. In addition, we issued New Warrants to purchase an aggregate of 9,829,455 shares of our common stock at an exercise price of $0.125 per share for a period of five years from the date of issuance. An aggregate of 8,666,664 shares of our common stock issued upon exercise of the Existing Warrants were registered under the Securities Act of 1933 pursuant to our registration statement on Form S-1, as amended (No. 333-192599), which was declared effective by the Securities and Exchange Commission on April 16, 2014 and in issuing the rest of shares of our common stock upon exercise of the Existing Warrants, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. In issuing the New Warrants, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1	Agreement dated August 12, 2014 with H.C. Wainwright & Co., LLC

10.2	Form of Warrant Amendment Agreement

10.3	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Chief Executive Officer and Director

August 21, 2014